EXHIBIT 99.04

New Release Avi Sharon, Investor Relations 212.756.4077 avi.sharon@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Announces January 31, 2011 Assets Under Management

New York, NY, February 10, 2011 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that preliminary assets under management increased to $482 billion from $478 billion during January 2011. The 0.8% increase was due to positive investment returns, offset by modest net outflows.

Note that previously reported preliminary assets under management for December 31, 2010, have been adjusted by removing from our AUM an affiliated account (representing approximately $8 billion of assets as of December 31, 2010, and which has traditionally been classified as “Other AUM” within the Institutions channel) for which we serve in an advisory capacity and do not have discretionary trading authority. The large size of the account and the frequency of material monthly inflows and outflows over the past year had the potential to distort observable trends in our overall assets under management. In addition, the fees associated with the account are quite low. We will continue to provide services to this account but will not reflect the assets in future measures of our assets under management. Our originally released preliminary assets under management as of December 31, 2010, inclusive of this account, stood at $486 billion instead of $478 billion. Assets under management as of January 31, 2011, inclusive of this account, would have been $490 billion, instead of $482 billion.

AllianceBernstein L.P. (The Operating Partnership)
ASSETS UNDER MANAGEMENT ($ in billions)

	At Jan 31, 2011				At Dec 31,
	Preliminary				2010
$ billions	Institutions	Retail	Private Client	Total	Total
Equity
Value	$89	$31	$25	$145	$144
Growth	33	23	18	74	75
	122	54	43	219	219

Fixed Income	123	50	34	207	206

Other(1)	30	24	2	56	53
Total	$275	$128	$79	$482	$478

	At Dec 31, 2010
Total	$273	$127	$78	$478

(1) Includes index, structured, asset allocation services and certain other alternative services

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Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2010. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At December 31, 2010, AllianceBernstein Holding L.P. owned approximately 37.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 61.4% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

www.alliancebernstein.com
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